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                                                                    EXHIBIT 23.7


               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]


CONSENT OF MORGAN STANLEY & CO. INCORPORATED


March 19, 1997


Mark Twain Bancshares, Inc.
8820 Ladue Road
St. Louis, MO 63124



Dear Sirs:

    We hereby consent to the inclusion in the Registration Statement of Mercantile Bancorporation Inc. ("Mercantile") on Form S-4, relating to the proposed merger of Mark Twain Bancshares, Inc. with and into a subsidiary of Mercantile, of our opinion letter appearing as Annex E to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,




                                      MORGAN STANLEY & CO. INCORPORATED


                                      By: /s/ William M. Weiant
                                          -------------------------------
                                          William M. Weiant
                                          Managing Director